Exhibit 99.1

July 10, 2018	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Second-quarter 2018
Conference Call and Webcast Scheduled

TULSA, Okla. – July 10, 2018 – ONEOK, Inc. (NYSE: OKE) will release second-quarter 2018 earnings after the market closes on July 31, 2018.

ONEOK’s executive management will participate in a conference call the following day at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Aug. 1, 2018. The call also will be carried live on ONEOK’s website.

To participate in the telephone conference call, dial 877-260-1479, pass code 1138733, or log on to www.oneok.com.

What:	ONEOK second-quarter 2018 earnings conference call and webcast

When:	11 a.m. Eastern, Aug. 1, 2018
10 a.m. Central

Where:	1) Phone conference call dial 877-260-1479, pass code 1138733
2) Log on to the webcast at www.oneok.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1138733.
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ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter.

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